UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street Louisville, Kentucky
(Address of principal executive offices)

40202
(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ❒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ❒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, Thomas P. Cooper, M.D. retired from the Board of Directors (the “Board”) of Kindred Healthcare, Inc. (the “Company”). Dr. Cooper’s term on the Board expired upon the conclusion of the Company’s 2017 annual meeting of shareholders (the “Annual Meeting”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted to elect the following board members to terms expiring at the Company’s 2018 Annual Meeting of Shareholders: Joel Ackerman, Jonathan D. Blum, Benjamin A. Breier, Paul J. Diaz, Heyward R. Donigan, Richard Goodman, Christopher T. Hjelm, Frederick J. Kleisner, Sharad Mansukani, M.D., Lynn Simon, M.D. and Phyllis R. Yale.

In addition to electing directors, the Company’s shareholders voted to approve the Company’s executive compensation program and an annual advisory vote with respect to compensation of the Company’s named executive officers. The Company’s shareholders also approved the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated; the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

The final voting results on these matters were as follows:

1.	Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
a. Joel Ackerman	65,392,335	792,473	23,900	12,279,261
b. Jonathan D. Blum	65,391,346	792,273	25,089	12,279,261
c. Benjamin A. Breier	65,140,716	1,043,259	24,733	12,279,261
d. Paul J. Diaz	65,115,153	1,068,666	24,889	12,279,261
e. Heyward R. Donigan	65,397,509	787,301	23,898	12,279,261
f. Richard Goodman	65,400,708	783,450	24,550	12,279,261
g. Christopher T. Hjelm	65,381,837	801,573	25,298	12,279,261
h. Frederick J. Kleisner	65,335,345	848,810	24,553	12,279,261
i. Sharad Mansukani, M.D.	65,385,255	799,667	23,786	12,279,261
j. Lynn Simon, M.D.	65,674,387	509,105	25,216	12,279,261
k. Phyllis R. Yale	65,071,304	1,112,650	24,754	12,279,261

2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2017 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
61,800,396	4,334,714	73,598	12,279,261

3.	Non-binding advisory vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain
50,349,142	81,076	15,727,699	50,791

4.	Proposal to approve the Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated:

For	Against	Abstain	Broker Non-Votes
64,269,814	1,867,688	71,206	12,279,261

5.	Proposal to approve the Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated:

For	Against	Abstain	Broker Non-Votes
56,867,755	8,116,662	1,224,291	12,279,261

6.	Proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain
77,807,928	591,477	88,564

Item 8.01. Other Events.

Incorporated by reference is a press release issued by the Company on May 24, 2017 announcing the vote results from the Annual Meeting, which is attached hereto as Exhibit 99.1.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release dated May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: May 25, 2017	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 24, 2017.